EXECUTION VERSION

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT
This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of August 17, 2012, by and among STARWOOD CHICAGO LAKESHORE REALTY LLC, a Delaware limited liability company (“Seller”), and CHSP LAKESHORE LLC, a Delaware limited liability company (“Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase and Sale Agreement (as defined below).
RECITALS
WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement, dated as of August 5, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”) pursuant to which, among other things, Seller agreed to sell, and Purchaser agreed to purchase, the hotel facility located at 644 North Lake Shore Drive, Chicago, Illinois 60611-3017, and commonly known as W Chicago – Lakeshore (the “Hotel”), as more specifically described in the Purchase and Sale Agreement;
WHEREAS, Lakeshore TPP LLC, a Delaware limited liability company (“TPP Subsidiary”), joined in the execution of the Purchase and Sale Agreement for the sole purpose of conveying any Personal Property owned by TPP Subsidiary with respect to the Hotel;
WHEREAS, in connection with the transactions contemplated by the Purchase and Sale Agreement, instead of acquiring the Personal Property owned by TPP Subsidiary, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the TPP Membership Interests (defined below); and
WHEREAS, in connection therewith, Seller and Purchaser wish to amend certain provisions of the Purchase and Sale Agreement.
NOW THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.	Amendment. The Purchase and Sale Agreement is amended as follows:

1.	Section 1.1 of the Purchase and Sale Agreement is hereby amended by inserting a new definition as follows:
““Tax Return” means any foreign, federal, state or local return, declaration, report, claim for refund or information return or statement relating to any Taxes.”

2.	Section 1.1 of the Purchase and Sale Agreement is hereby amended by amending and restating the definition of “Starwood Entity” contained therein to read in its entirety as follows:

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““Starwood Entity” means Starwood, Seller, TPP Subsidiary, Operating Tenant or any of their respective Affiliates, but shall expressly exclude TPP Subsidiary from and after the Closing.”

3.	Section 2.1 of the Purchase and Sale Agreement is hereby amended by amending and restating the first paragraph thereof to read as follows:
“2.1    Description of the Property. Subject to the terms set forth in this Agreement, at the Closing, Seller shall (and shall cause Operating Tenant to) sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller and Operating Tenant, all right, title and interest of Seller and Operating Tenant, as the case may be, in and to the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the “Property”):”.

4.	Sections 2.1.9 and 2.1.16 of the Purchase and Sale Agreement are hereby amended by deleting each reference to “, TPP Subsidiary” contained therein.

5.	Section 2.1 of the Purchase and Sale Agreement is hereby amended by adding the following Section 2.1.19 at the end of such Section:
“2.1.19.    TPP Subsidiary. One hundred percent (100%) of the membership interests in TPP Subsidiary (the “TPP Membership Interests”).”

6.	Section 2.4 of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:
2.4    Retained Liabilities. At Closing, Seller shall retain all Liabilities for (i) any claim for personal injury to or property damage suffered by a Person (other than any Purchaser Indemnitee) including any such personal injury or property damage resulting from the condition of the Property, which injury or damage occurred prior to the Closing Date and is based on any event which occurred at the Hotel during the period of Seller’s or Operating Tenant’s ownership of the Property, including, without limitation, the litigation disclosed on Schedule 7.1.7, (ii) any Liabilities with respect to the Operating Lease, (iii) TPP Subsidiary that arose or accrued prior to the Closing Date, and (iv) all other Liabilities arising from, relating to or in connection with the Property, the Hotel or the Business arising or accruing prior to the Closing Date, other than (A) the Property Condition Liabilities and (B) Liabilities for which Purchaser has received a credit under Section 11.2 (collectively, the “Retained Liabilities”). The rights and obligations of the Parties under this Section 2.4 shall survive the Closing.”

7.	ARTICLE III of the Purchase and Sale Agreement is hereby amended by adding the following Section 3.4 at the end of such ARTICLE:
“3.4    Allocation of Purchase Price. The Parties hereby agree that the Purchase Price shall be allocated among the Real Property, the Personal Property and the TPP Membership Interests as set forth in Schedule 3.4 for federal, state and local tax purposes.

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The Parties acknowledge and agree that the allocation set forth in Schedule 3.4 represents an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Land, the Improvements, the Personal Property and the TPP Membership Interests, respectively. The Parties shall file all federal, state and local tax returns and related tax documents consistent with the allocation set forth in Schedule 3.4, as the same may be adjusted pursuant to ARTICLE XI or any other provision in this Agreement.”

8.	Section 7.1 of the Purchase and Sale Agreement is hereby amended by adding the following Sections 7.1.18, 7.1.19, 7.1.20, 7.1.21 and 7.1.22 at the end of such Section:
“7.1.18     Title to the TPP Membership Interests; No Officers; Organization. Seller has good and valid title to the TPP Membership Interests, which shall be free and clear of all liens and encumbrances as of the Closing. TPP Subsidiary has no officers, directors or managers. TPP Subsidiary is duly formed, validly existing, in good standing in the jurisdiction of its formation, and is qualified to do business in the jurisdiction in which the Property is located.
7.1.19    Organizational Documents. Seller has provided Purchaser a true and correct copy of the certificate of formation for TPP Subsidiary and the amended and restated limited liability company operating agreement for TPP Subsidiary.
7.1.20    Capitalization. The TPP Membership Interests represent all of the issued and outstanding membership interests in TPP Subsidiary. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require TPP Subsidiary to issue, sell or otherwise cause to become outstanding any of its membership interests.
7.1.21    TPP Subsidiary Contracts. As of the Closing Date, TPP Subsidiary will not be a party to any Contracts.
7.1.22    TPP Subsidiary Tax Matters.
(a) (i) TPP Subsidiary has (and at the Closing Date will have) timely filed all Tax Returns required to be filed by it with any taxing authority, taking into account any extension of time to file, (ii) all Taxes that are due with respect to such Tax Returns (whether or not reflected on those Tax Return) have been or, prior to the Closing Date, will be timely paid and all other Taxes applicable to TPP Subsidiary which are due and payable (or which will become due and payable) with respect to periods prior to the Closing Date, without regard to when such Taxes will be due and payable, have been or, prior to the Closing Date will be, timely paid, (iii) no deficiency for Taxes applicable to TPP Subsidiary with respect to the period prior to the Effective Date has been asserted or assessed in writing by a Governmental Authority against TPP Subsidiary, (iv) TPP Subsidiary has not (and will not prior to Closing) either extend or waive any applicable statute of limitations with respect to Taxes applicable to it and has not (and will not) otherwise agreed to any extension of time with respect to a Tax assessment or deficiency applicable to (it being acknowledged and

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agreed by Purchaser that TPP Subsidiary Tax Returns are consoldated with Operating Tenant’s Tax Returns and that Operating Tenant may extend or waive any applicable statute of limitations with respect thereto), (v) TPP Subsidiary will not be a party to any tax sharing agreement or arrangement with any Person that will continue after Closing, and TPP Subsidiary has (and at the Closing Date will have) no liability to any other Person under any such agreement that previously may have been in effect, (vi) there are not pending, nor has Seller received any written notices threatening, any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes specific to TPP Subsidiary, except for its inclusion within Operating Tenant’s consolidated and combined Tax Rreturns for periods prior to the Closing Date, and (vii) no liens for Taxes exist (or at the Closing Date, will exist) with respect to any of the assets or properties of TPP Subsidiary.
(b)    TPP Subsidiary does not, and as of the Closing Date will not, have any current or accumulated earnings and profits (as calculated for federal income tax purposes).
(c)    TPP Subsidiary has not, and as of the Closing Date will not have, incurred any liability (including any liability that incurred prior to or at the Closing Date as a result of or in connection with the transactions contemplated pursuant to or in anticipation of this Agreement) with respect to (i) any deferred intercompany gain within the meaning of Treas. Reg. § 1.1502-13 or (ii) any excess loss account (within the meaning of Treas. Reg. § 1.1502-19) with respect to TPP Subsidiary.
(d)    TPP Subsidiary does not, and as of the Closing Date will not, (i) own directly any “securities” of any issuer (within the meaning of Section 856(c)(4) of the Code) other than assets described in Section 856(c)(4)(A) of the Code; (ii) derive any gross income other than rent with respect to the Personal Property that it owns that is located at the Property; or (iii) own directly any interest in any Person treated as a partnership or a disregarded entity for federal income tax purposes.”

9.	Section 10.1 of the Purchase and Sale Agreement is hereby amended by deleting the reference to “August 16” contained therein and replacing the same with “August 21”.

10.	Section 10.3.1 of the Purchase and Sale Agreement is hereby amended by deleting the reference to “and TPP Subsidiary” contained therein.

11.	Section 10.3.1 of the Purchase and Sale Agreement is hereby amended by adding the following subsection (p) at the end of such section:
“(p) a true and correct copy of the certificate of formation for TPP Subsidiary, an original of the amended and restated limited liability company operating agreement for TPP Subsidiary, and the minute book for TPP Subsidiary.”

12.	Section 10.3.1(d) of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:

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“(d)    An Assignment and Assumption of Membership Interests, Leases, Contracts and Licenses and Permits in the form of Exhibit F, assigning the TPP Membership Interests, Tenant Leases, Contracts and Licenses and Permits to Purchaser on the terms set forth therein;”

13.	Section 15.1.1 of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as follows:
“15.1.1     Survival of Representations and Warranties. If this Agreement is terminated, the representations and warranties in Sections 7.1.14, 7.2.4 and 7.2.5 shall survive such termination until the expiration of the applicable statute of limitations. If the Closing occurs, (i) the representations and warranties of Seller in Sections 7.1.1, 7.1.2, 7.1.3, 7.1.8(c), 7.1.9, 7.1.14, 7.1.15, 7.1.18, 7.1.19, 7.1.20, 7.1.21 and 7.1.22, and the representations and warranties of Purchaser in Section 7.2 shall survive the Closing until the expiration of the applicable statute of limitations, and (ii) all other representations and warranties of Seller in Section 7.1 shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is one (1) year after the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 15.1.1 is referred to herein as the “Survival Period”).”

14.	Section 15.2 of the Purchase and Sale Agreement is hereby amended by adding the following sentence at the end of such Section:
“Subject to the limitations set forth in Sections 15.1, 15.4, 15.5, 15.6, and any other express provision of in this Agreement, Seller and Operating Tenant shall defend, indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitees as a result of any Liabilities of TPP Subsidiary that arose or accrued prior to the Closing Date.”

15.
The Purchase and Sale Agreement is hereby amended by deleting the page titled “Joinder by TPP Subsidiary” in its entirety such that such Joinder is no longer applicable and no longer of full force and effect. TPP Subsidiary joins in the execution of this Amendment solely for purposes of acknowledging the termination of such Joinder.

16.	Exhibit E of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit E attached hereto and made a part hereof.

17.	Exhibit F of the Purchase and Sale Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit F attached hereto and made a part hereof.

18.	Schedule 3.4 attached hereto is hereby added to and made a part of the Purchase and Sale Agreement.

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19.	Schedule 7.1.7 of the Purchase and Sale Agreement is hereby amended by adding the items set forth on Schedule 7.1.7 attached hereto and made a part hereof.

B.	Continuing Effect. Except as specifically set forth above, the Purchase and Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed.

C.	Incorporation of Terms. The terms of Sections 16.1, 16.7, 16.8, 16.9, 16.10, 16.11, 16.12, 16.13, 16.15 and 16.18 of the Purchase and Sale Agreement are hereby incorporated by reference.
[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed and delivered in its name by a duly authorized officer or representative.
SELLER:
STARWOOD CHICAGO LAKESHORE REALTY
                        LLC, a Delaware limited liability company
By:    Starwood Hotels & Resorts Worldwide, Inc.,
                            a Maryland corporation
                            its Sole Member
                            By:    /s/ Todd Noonan
                            Name:    Todd Noonan
                            Title:    Senior Vice President and Assistant
                                Secretary

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

PURCHASER:

                        CHSP LAKESHORE LLC, a Delaware limited
                        liability company
By:    /s/ D. Rick Adams
                        Name:    D. Rick Adams
                        Title:    Vice President

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

JOINDER BY TPP SUBSIDIARY:
TPP Subsidiary joins in the execution of this Amendment for the sole purpose set forth in Section 10 of this Amendment.
TPP SUBSIDIARY:

                        LAKESHORE TPP LLC,
                        a Delaware limited liability company
By:    Starwood Hotels & Resorts Worldwide, Inc.,
                            a Maryland corporation
                            its Sole Member
By:    /s/ Todd Noonan
                            Name:    Todd Noonan
                            Title:    Senior Vice President and
                                Assistant Secretary

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

JOINDER BY OPERATING TENANT:
Operating Tenant joins in the execution of this Amendment for the sole purpose of ratifying its obligations under Section 15.2 of the Purchase and Sale Agreement.
OPERATING TENANT:

                        STARWOOD HOTELS & RESORTS                                 WORLDWIDE, INC., a Maryland corporation

By:    /s/ Todd Noonan
                        Name:    Todd Noonan
                        Title:    Senior Vice President and Assistant                                     Secretary

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]